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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                               January 29, 2001


                             Tice Technology, Inc.
            (Exact name of registrant as specified in its charter)


         Delaware                  333-11591                    62-1647888
(State of incorporation)    (Commission File Number)          (IRS Employer
                                                          Identification Number)

                _______________________________________________


                          1808-B North Cherry Street
                          Knoxville, Tennessee 37917
                                (865) 524-1070
    (Address, zip code and telephone number of principal executive offices)
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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.   Changes in Control of Registrant.

       See response to Item 2 below.

Item 2.   Acquisition or Disposition of Assets.

       On January 29, 2001, Tice Technology, Inc. ("Tice") through its wholly owned subsidiaries Tice LOC, Inc. and Tice MSS, Inc., completed the acquisition of substantially all of the assets of The LandOak Company, LLC ("LandOak") and MidSouth Sign Company, LLC ("MidSouth") pursuant to Asset Purchase Agreements, copies of which are attached as Exhibits 2(i) and 2(ii). Although the transactions were not completed until January 29/th/, they were deemed effective as of January 1, 2001 for purposes of allocation of income and expenses of the acquired businesses.

       LandOak is an automobile and equipment leasing business. Tice LOC acquired substantially all of the assets used in the business which included automobiles, leasehold improvements, office furniture, equipment and supplies, cash on hand, and accounts and notes receivable. In payment for the assets of LandOak, Tice issued 8,000,000 of its Common Shares to LandOak and Tice LOC assumed certain liabilities of LandOak including slightly more than $6,000,000 of debt owed to financial institutions and up to $575,000 of accounts payable, taxes, interest, professional fees and other expenses. Tice LOC also assumed certain leases for offices out of which LandOak has operated its business. The business will continue as an automobile and equipment leasing business operated through Tice LOC.

       MidSouth fabricates and maintains metal and vinyl signs and provides site surveys. Tice MSS acquired substantially all of the assets used in its business which included accounts receivable, inventories, land and a building, leasehold improvements, vehicles, equipment and machinery and cash on hand. In payment for the assets of MidSouth, Tice issued 5,000,000 of its Common Shares to MidSouth and Tice MSS assumed certain liabilities of MidSouth including debt owed to financial institutions of approximately $530,000, a promissory note for purchase of real estate of approximately $176,000, debt to related parties of approximately $98,500 and up to $957,000 of accounts payable, taxes, interest, professional fees and other expenses. Tice MSS also assumed a lease relating to real property on which MidSouth conducted its business. The business will continue as a sign fabrication and maintenance and survey business operated through Tice MSS.

       The purchase prices were determined thorough negotiation between the respective parties. Two directors of Tice, Michael Atkins and Patrick Martin, are also owners of all of the interests in LandOak and owners of 56% of the interests in MidSouth. They are the entire Board of Governors of LandOak and two of the four members of the Board of Governors of MidSouth. Tice appointed a special committee consisting of its President/Chief Executive Officer and its majority shareholder to negotiate and approve the details of the purchases of the two entities. Based on trades of the Common Shares of Tice reported on the electronic bulletin board, the Common Shares issued to LandOak had a fair value of $1,680,000 and the Common Shares issued to MidSouth had a fair value
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of $1,050,000 on the date of the acquisitions. The shares issued are not registered. The owners of such shares have agreed to hold the shares for a minimum of twenty-four months.

Item 5.      Other Events.

       On January 30, 2001, Tice issued a press release announcing the acquisition of substantially all of the assets of The LandOak Company, LLC and MidSouth Sign Company, LLC. Attached as Exhibit 99(i) and incorporated herein by reference is a copy of the press release.

Item 7.      Financial Statements and Exhibits.

(a) and (b)  Financial statements relating to the acquisitions are not included in this report, but will be filed by amendment to this Form 8-K no later than April 16, 2001.

        (c)  The following documents are furnished as exhibits to this report:

 Exhibit                                                                            Page
 Number    Description of Documents                                                Number
 -----     ------------------------                                                ------
  2(i)     Asset Purchase Agreement between Tice LOC, Inc., a wholly owned            4
           subsidiary of Tice, and The LandOak Company, LLC.

  2(ii)    Asset Purchase Agreement among Tice MSS, Inc., a wholly owned             45
           subsidiary of Tice, MidSouth Sign Company, LLC, and Tice.

  99(i)    Press Release, January 30, 2001, in which Tice announced the              89
           acquisition of substantially all of the assets of The LandOak
           Company, LLC and MidSouth Sign Company, LLC.


                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Tice Technology, Inc.


Date: February 8, 2001                 By: /s/ Charles R. West
                                           --------------------------------
                                           Charles R. West, President

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